CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-220591 on Form N-2 of our report dated November 16, 2017, relating to the financial statements of Calamos Long/Short Equity & Income 2028 Term Trust, appearing in the Statement of Additional Information, and to the references to us under the headings “Experts” appearing in the Prospectus and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 16, 2017